UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2013 (May 17, 2013)

COATES INTERNATIONAL, LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-33155	22-2925432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Highway 34 & Ridgewood Road, Wall Township, New Jersey 07719
(Address of principal executive offices)

(732) 449-7717
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Report on Form 8-K (this “Report”) may contain “forward-looking statements” within the meaning of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “predict,” “project,” “forecast,” “potential,” “continue” negatives thereof or similar expressions. These forward-looking statements are found at various places throughout this Report and include information concerning possible or assumed future results of our operations; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future operations, future cash needs, business plans and future financial results, and any other statements that are not historical facts.

From time to time, forward-looking statements also are included in our other periodic reports on Forms 10-K and 10-Q, in our press releases, in our presentations, on our website and in other materials released to the public.  Any or all of the forward-looking statements included in this Report and in any other reports or public statements made by us are not guarantees of future performance and may turn out to be inaccurate. These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors.  Many of those factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. All subsequent written and oral forward-looking statements concerning other matters addressed in this Report and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this Report.

For discussion of factors that we believe could cause our actual results to differ materially from expected and historical results see “Item 1A - Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission.

ITEM 8.01. OTHER EVENTS AND REGULATION FD DISCLOSURE

On May 17, 2013, the board of directors consented to a modified anti-dilution plan, effective as of May 17, 2013 (the Modified Plan”), which modifies an anti-dilution plan for George J. Coates, Chairman, President, Chief Executive Officer and majority shareholder. Under the Modified Plan, in addition to the Corporation issuing one new share of common stock, par value $0.0001 per share, under the pre-modified anti-dilution plan, to George J. Coates for each new share of common stock of the Corporation issued to individuals or entities that are not members of, or controlled by George J. Coates, Bernadette Coates, spouse of George J. Coates and Gregory Coates, son of George J. Coates and President, Technology Division, (collectively, “The Coates Family”), the Corporation shall also:

Issue that number of shares of Series A Preferred Stock, par value $0.001 (the Series A Preferred Stock”) to George J. Coates needed to restore The Coates Family percentage of eligible votes on all matters that could be brought before the shareholders for a vote to 93.9326%, the historical percentage of eligible votes at December 31, 2011. The calculation of the number of shares of Series A Preferred Stock shall be performed after giving effect to the number of shares of common stock to be issued to Mr. Coates for the particular transaction which triggered the anti-dilution provisions.

In order to effectuate this Modified Plan, the board of directors designated an additional 900,000 shares of the Corporation’s authorized preferred stock as additional Series A Preferred Stock, bringing the total number of designated shares of Preferred Stock to 1,000,000.

This anti-dilution provision does not apply to new shares of common stock issued in connection with exercises of employee stock options, a public offering of the Corporation’s securities or a merger or acquisition.

Each new share of common stock issued under this anti-dilution arrangement will dilute the ownership percentage, percentage share of dividends and percentage share of any other distribution and any liquidation rights of all non-Coates Family member shareholders.

Each share of Series A Preferred Stock entitles the holder to 10,000 votes at any meeting where corporate matters are brought before the shareholders for a vote. Holder of  share of Series A Preferred Stock do not have any rights to share in any dividends or profits or any other distribution and does not have any liquidation rights.

On May 17, 2013, 42,240 shares of Series A Preferred Stock were issued to George J. Coates in order to restore the percentage of eligible votes held by The Coates Family to 93.9326%. As a result, Mr. Coates currently holds 115,123 shares of Series A Preferred Stock which entitles him to 1,151,230,000 votes. When combined with the eligible votes held by The Coates Family from their ownership of the Corporation’s shares of common stock, their aggregate eligible votes amounts to 1,402,145,377.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired:

N/A

(b)	Pro Forma Financial Information

N/A

(c)	Exhibits

N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COATES INTERNATIONAL, LTD.

Dated: May 17, 2013	By:	/s/ Barry C. Kaye
Barry C. Kaye
Treasurer and Chief Financial Officer